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SECOND AMENDMENT TO
AMENDED AND RESTATEDLOAN AND SECURITY AGREEMENT

        THIS SECOND AMENDMENT (the "Agreement") TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of September 30, 2001, among U.S. Bank National Association, a national banking association ("Bank"), and Horizon Organic Holding Corporation, a Delaware corporation ("Borrower").

R E C I T A L S:

        Borrower was previously granted a Line of Credit and a Term Loan pursuant to the terms of that certain Amended and Restated Loan and Security Agreement dated as of May 30, 2000, as amended by the First Amendment to Amended and Restated Loan and Security Agreement dated as of September 28, 2000 (as so amended, the "Loan Agreement"). All terms that are capitalized herein, which are not otherwise defined, shall have the meanings given to them in the Loan Agreement, as amended hereby. The direct and indirect subsidiaries of Borrower, referred to as Guarantors and the UK Subsidiaries in the Loan Agreement, were also signatories to the Loan Agreement and certain other Loan Papers, in those respective capacities, as more particularly described therein. The Borrower and the Lenders desire to amend certain provisions of the Loan Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

        1.    Section 1.1 of the Loan Agreement, Defined Terms, as amended, shall be amended by adding, deleting and restating the following terms, which shall have the meanings indicated, unless the context otherwise requires:

          "Applicable Margin" means, when the Total Funded Debt Ratio (as in effect as of the most recent quarterly Total Funded Debt Ratio Determination Date) is as set forth below, the percentage set forth opposite such Total Funded Debt Ratio:

Total Funded Debt Ratio	Applicable LIBOR Rate Margin	Applicable Prime Rate Margin
< 1.250 to 1	1.650%	0.00%
≥ 1.250 to 1 but ≤ 2.500 to 1	2.000%	0.00%
> 2.500 to 1 but ≤ 3.750 to 1	2.500%	0.75%
> 3.750 to 1 but ≤ 4.175 to 1	3.125%	1.00%
> 4.175 to 1	3.750%	1.25%

    The Applicable Margin shall be determined quarterly as of the 20th day after the end of each fiscal quarter of Borrower (or on the next Business Day thereafter if such day is not a Business Day), and shall be effective on and after such date (the "Total Funded Debt Ratio Determination Date"). Provided, however, no adjustment to the Applicable Margin shall be effective or remain in effect for any period unless the Borrower shall have delivered to the Bank the Financial Statements and certificates required to be delivered pursuant to Sections 5.2 and 5.3, in respect of the relevant fiscal month, quarter, or year; provided that if any Financial Statements referred to above are not delivered within the time periods specified in Sections 5.2 and 5.3, then for the period from and including the date on which such Financial Statements are required to be delivered to but not including the date on which such Financial Statements are delivered, the Applicable Margin as at the end of the fiscal period that would have been covered thereby shall be deemed to be based on a Total Funded Debt Ratio one level above the then-existing Total Funded Debt Ratio.

          "Average Maturity Period" shall no longer be used and is hereby deleted.

          "Prime Rate" shall no longer be used and is hereby deleted.

          "EBITDA" shall mean, during any period of determination, the consolidated net income of Borrower before provision for income taxes, interest expense (including without limitation, implicit interest expense on capitalized leases), depreciation expense, amortization expense and other non-cash expenses or charges, excluding (to the extent included): (a) non-operating gains (including without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period; and (b) similar non-operating losses during such period.

          "Fixed Rate" shall no longer be used and is hereby deleted.

          "Government Yield" shall no longer be used and is hereby deleted.

          "Interest Change Date" shall no longer be used and is hereby deleted.

          "Interest Differential" shall no longer be used and is hereby deleted.

          "Interest Period" shall mean the period of time for which the LIBOR Rate shall be in effect, which shall be a one, two, three, six or twelve month period of time, commencing with the borrowing date of the LIBOR Rate Loan or the expiration date of the immediately preceding Interest Period, as the case may be, applicable to and ending on the effective date of any rate change or rate continuation made as the Borrower may specify in the applicable Notice of LIBOR Rate; provided however, any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, no Interest Period shall extend beyond the LOC Maturity Date or the Term Maturity Date, respectively, and there shall be no more than five Interest Periods for LIBOR Rate Loans at any one time.

          "Issuance Spread" shall no longer be used and is hereby deleted.

          "LIBOR Rate" shall mean, with respect to each day during each Interest Period applicable to an Advance accruing interest based on the LIBOR Rate, the one, two, three, six or twelve month LIBOR rate quoted by the Agent from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two Business Days prior to the Advance accruing interest based on the LIBOR Rate) rounded up to the nearest one sixteenth of one percent, plus the Applicable Margin.

          "LOC Note" means the promissory note evidencing the Indebtedness of Borrower under the Line of Credit, in the form of Exhibit "A-2".

          "Notice of Fixed Rate" shall no longer be used and is hereby deleted.

          "Prime Rate" shall mean the prime rate announced by Bank from time to time, which is a Prime Rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans which make reference thereto plus the Applicable Margin. The Prime Rate is not necessarily the lowest rate offered by Bank. Each change in the rate of interest hereunder that is based on the Prime Rate shall become effective on the date each Prime Rate change is announced by Bank.

          "Term Note" means the promissory note evidencing the Indebtedness of Borrower under the Term Loan, in the form of Exhibit "B-2".

          "Total Funded Debt" shall mean, for any date of determination, Borrower's consolidated outstanding principal amount of all long-term indebtedness for borrowed money, including capitalized leases, including current maturities of the foregoing, and including, in any event, the principal amount owing under the Notes (whether classified as short term or long term according to GAAP).

          "Total Funded Debt Ratio" means the ratio of (a) the Total Funded Debt as of the calculation date plus the amount of any requested Advance to (b) Borrower's consolidated TTM EBITDA.

        2.    Section 2.3 of the Loan Agreement, The Notes, shall be deleted.

        3.    Section 2.4 of the Loan Agreement, Payments of Principal, shall be amended to read as follows:

          Section 2.4. Payments of Principal.

          (a)  Principal LOC Debt. The Principal LOC Debt outstanding shall be due and payable in full on the LOC Maturity Date.

          (b)  Principal Term Debt. The Principal Term Debt outstanding shall be due and payable in quarterly installments of principal as follows: (a) $750,000 on December 31, 2001; (b) $800,000 on March 31, June 30, September 30 and December 31, 2002; (c) $1,000,000 on March 31, June 30, September 30 and December 31, 2003; (d) $1,250,000 on March 31, June 30, September 30 and December 31, 2004; and (e) $1,500,000 on March 31, 2005, and any remaining Principal Term Debt outstanding shall be due and payable on the Term Maturity Date.

          (c)  Line of Credit and Term Payments and Prepayments. Each payment on the Notes must be paid at the Principal Office of Bank in immediately available funds in U.S. Dollars. Borrower shall be entitled to prepay that portion of the Total Principal Debt which is not, at the time, subject to a LIBOR Rate, from time to time and at any time, in whole or in part, without penalty. Prepayment of principal which is made of a portion of the Total Principal Debt which is at the time subject to a LIBOR Rate may be paid by Borrower at any time, however if it is paid prior to the end of the applicable Interest Period such payment shall be subject to prepayment/breakage fees. Borrower agrees to immediately pay prepayment/breakage fees to Bank upon presentation of such charges. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate Bank as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent manifest error. All payments and prepayments of the Obligations, including proceeds of any of the Collateral (hereinafter defined), shall be paid to and received by Bank and disbursed by Bank for application to the Obligations as follows: First pro rata to interest due on the Obligations; then to expenses for which Bank has not been reimbursed pursuant hereto; then pro rata to the Total Principal Debt until it is paid in full; and then to all other indebtedness, liabilities, and obligations owed by Borrower to Bank.

        4.    Section 2.5 of the Loan Agreement, Interest, shall be amended to read as follows:

          Section 2.5. Interest. The Principal LOC Debt and Principal Term Debt from day to day outstanding shall bear interest prior to maturity at a rate per annum, calculated on the basis of actual days elapsed over a 360-day year, which shall be equal to the lesser of (a) the Highest Lawful Rate, or (b) the Prime Rate in effect from day to day; provided, however, that Borrower may from time to time, in accordance with Section 2.6, elect to substitute the LIBOR Rate for the Prime Rate. The interest so calculated on the Principal LOC Debt and Principal Term Debt shall be due and payable as it accrues on the last day of each calendar month of each year, and at maturity; provided, however, that during any Interest Period when a LIBOR Rate is in effect, interest for such Interest Period shall be due and payable with respect to that portion of the Principal LOC Debt subject to the LIBOR Rate on the last day of such Interest Period, and, if the Interest Period exceeds three months, the day which is three months after the beginning of the Interest Period, and, in the case of a twelve month Interest Period, the day which is six months and nine months after the beginning of the Interest Period. From and after maturity (whether stated, by acceleration, or otherwise) the matured Principal LOC Debt and Principal Term Debt, shall, at the option of Bank, bear interest, payable on demand, at the Default Rate.

        5.    Section 2.6 of the Loan Agreement, LIBOR Rate, shall be amended to read as follows:

          Section 2.6 LIBOR Rate. Subject to the limitations herein, Borrower may elect a LIBOR Rate in lieu of the Prime Rate by telephonic notice to Bank to be confirmed in writing (a "Notice of LIBOR Rate") by delivering to Bank a confirmation letter in form and upon the terms of Exhibit "G" within three (3) Business Days of the date on which the charging of the LIBOR Rate is to commence, specifying the commencement date and duration of the period (the Interest Period) during which the LIBOR Rate is to be charged, and the amount of the Principal LOC Debt or the Principal Term Debt, as applicable, to be covered by the LIBOR Rate (which shall be in an amount not less than Five Hundred Thousand Dollars ($500,000) and equal to an integral multiple One Hundred Thousand Dollars ($100,000)). At the expiration of any Interest Period wherein the LIBOR Rate is in effect, the interest rate for the Principal LOC Debt or Principal Term Debt, as applicable, previously covered by the LIBOR Rate shall revert to the Prime Rate. If any change in applicable law or in the interpretation or administration thereof by any Tribunal (whether or not having the force of law) shall impose, modify, or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System, or any Tax, duty, or charge of any character is imposed on any portion of the Total Principal Debt hereunder subject to a LIBOR Rate, or any other reserve, special deposit, Tax, duty, charge, or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank, hereof, or shall impose on Bank any other condition affecting the Notes or any Total Principal Debt hereunder subject to a LIBOR Rate and the result of any of the foregoing is to increase the cost to Bank of making or maintaining the Total Principal Debt hereunder subject to a LIBOR Rate, then Borrower shall pay to Bank on demand as additional interest such additional cost. A certificate of Bank setting forth the basis for the determination of such amount necessary to compensate Bank as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent manifest error.

        6.    Section 2.7 of the Loan Agreement, Termination of Facility, shall be deleted.

        7.    Section 9.9(c)(ii) of the Loan Agreement, in the section titled Successors and Assigns, shall be amended to read; "(ii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Notes subject to a LIBOR Rate".

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective as of the date first hereinabove written.

BORROWER:	HORIZON ORGANIC HOLDING CORPORATION
	By	/s/ THOMAS P. BRIGGS
	Its	CFO
GUARANTORS:	HORIZON ORGANIC DAIRY, INC.
	By	/s/ THOMAS P. BRIGGS
	Its	V.P.—Finance
HORIZON ORGANIC DAIRY, MARYLAND FARM, INC.
	By	/s/ THOMAS P. BRIGGS
	Its	V.P.—Finance
HORIZON ORGANIC DAIRY, IDAHO FARM, INC.
	By	/s/ THOMAS P. BRIGGS
	Its	V.P.—Finance
HORIZON ORGANIC DAIRY, CALIFORNIA FARM, INC.
	By	/s/ THOMAS P. BRIGGS
	Its	V.P.—Finance
HORIZON ORGANIC INTERNATIONAL, INC.
	By	/s/ THOMAS P. BRIGGS
	Its	V.P.—Finance
UK SUBSIDIARIES:	HORIZON ORGANIC DAIRY LIMITED
	By	/s/ CHARLES F. MARCY
	Its	Director
RACHEL'S DAIRY LIMITED
	By	/s/ CHARLES F. MARCY
	Its	Director
ORGANIC MATTERS LIMITED
	By	/s/ CHARLES F. MARCY
	Its	Director
MEADOW FARMS LIMITED
	By	/s/ CHARLES F. MARCY
	Its	Director
ORGANIC DAIRIES LIMITED
	By	/s/ CHARLES F. MARCY
	Its	Director
BANK:	U.S. BANK NATIONAL ASSOCIATION
	By	/s/ JOHN BALL
	Its	VP

Exhibit A-2 to
Amended and Restated Loan and Security Agreement

FORM OF LINE OF CREDIT NOTE

$25,000,000	Denver, Colorado
September 30, 2001

        FOR VALUE RECEIVED, the undersigned Horizon Organic Holding Corporation, a Delaware corporation (hereinafter referred to as "Borrower"), promises to pay to the order of U.S. Bank National Association (hereinafter referred to as "Bank"), at such place as Bank may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Five Million Dollars ($25,000,000) or so much thereof as may be advanced and be outstanding, together with interest on any and all principal amounts outstanding calculated in accordance with the provisions set forth below. This Note is issued under that certain Amended and Restated Loan and Security Agreement dated May 30, 2000 (as the same has been and may be amended, replaced, restated and/or supplemented from time to time, the "Loan Agreement") between Borrower and Bank.

        Capitalized terms used and not defined herein shall have the meanings given to such terms in the Loan Agreement.

        The outstanding Advances hereunder shall accrue interest at the Prime Rate, the LIBOR Rate or a combination thereof, as more fully provided in the Loan Agreement. Borrower shall have the right to make prepayments of principal only in accordance with the Loan Agreement.

        Borrower shall pay interest on the unpaid principal amount of each Advance made by Bank from the date of such Advance until such principal amount shall be paid in full, at the times and at the rates per annum set forth in the Loan Agreement.

        The unpaid balance of this obligation at any time shall be the total amounts advanced hereunder by Bank, together with accrued and unpaid interest, less the amount of payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by Bank.

        In addition to the repayment requirements imposed upon Borrower under the Loan Agreement, together with the agreements referred to therein, the principal and interest owing under this Note shall be due and payable in full on the LOC Maturity Date, without presentment, demand, protest or further notice (including without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are expressly waived by Borrower. Time is of the essence hereof.

        Interim payments made by Borrower pursuant to and in accordance with the Loan Agreement shall be applied as provided therein.

        Should any Default occur, then all sums of principal and interest outstanding hereunder may be declared immediately due and payable in accordance with the Loan Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived, and Bank shall have no obligation to make any further Advances pursuant to the Loan Agreement.

        The obligations of Borrower to Bank hereunder and under the Loan Agreement are secured by the Collateral granted to Bank pursuant to and as set forth in the Loan Agreement.

        This Note shall be construed in accordance with the laws of the State of Colorado.

BORROWER:	HORIZON ORGANIC HOLDING CORPORATION
	By	/s/ THOMAS P. BRIGGS
	Its	CFO

Exhibit B-2 to
Amended and Restated Loan and Security Agreement

FORM OF TERM NOTE

$25,000,000	Denver, Colorado
September 30, 2001

        FOR VALUE RECEIVED, the undersigned Horizon Organic Holding Corporation, a Delaware corporation (hereinafter referred to as "Borrower"), promises to pay to the order of U.S. Bank National Association (hereinafter referred to as "Bank"), at such place as Bank may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Five Million Dollars ($25,000,000) or so much thereof as may be advanced and be outstanding, together with interest on any and all principal amounts outstanding calculated in accordance with the provisions set forth below. This Note is issued under that certain Amended and Restated Loan and Security Agreement dated May 30, 2000 (as the same has been and may be amended, replaced, restated and/or supplemented from time to time, the "Loan Agreement") between Borrower and Bank.

        Capitalized terms used and not defined herein shall have the meanings given to such terms in the Loan Agreement.

        The outstanding Advances hereunder shall accrue interest at the Prime Rate, the LIBOR Rate or a combination thereof, as more fully provided in the Loan Agreement. Borrower shall have the right to make prepayments of principal only in accordance with the Loan Agreement.

        Borrower shall pay interest on the unpaid principal amount of each Advance made by Bank from the date of such Advance until such principal amount shall be paid in full, at the times and at the rates per annum set forth in the Loan Agreement.

        The unpaid balance of this obligation at any time shall be the total amounts advanced hereunder by Bank, together with accrued and unpaid interest, less the amount of payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by Bank.

        In addition to the repayment requirements imposed upon Borrower under the Loan Agreement, together with the agreements referred to therein, the principal and interest owing under this Note shall be due and payable in full on the Term Maturity Date, without presentment, demand, protest or further notice (including without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are expressly waived by Borrower. Time is of the essence hereof.

        Interim payments made by Borrower pursuant to and in accordance with the Loan Agreement shall be applied as provided therein.

        Should any Default occur, then all sums of principal and interest outstanding hereunder may be declared immediately due and payable in accordance with the Loan Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived, and Bank shall have no obligation to make any further Advances pursuant to the Loan Agreement.

        The obligations of Borrower to Bank hereunder and under the Loan Agreement are secured by the Collateral granted to Bank pursuant to and as set forth in the Loan Agreement.

        This Note shall be construed in accordance with the laws of the State of Colorado.

BORROWER:	HORIZON ORGANIC HOLDING CORPORATION
	By	/s/ THOMAS P. BRIGGS
	Its	CFO

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SECOND AMENDMENT TO AMENDED AND RESTATEDLOAN AND SECURITY AGREEMENT
FORM OF LINE OF CREDIT NOTE
FORM OF TERM NOTE